Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 21, 2014
FOR IMMEDIATE RELEASE

Washington Trust Reports Second Quarter 2014 Earnings

WESTERLY, R.I., July 21, 2014 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $9.8 million, or 58 cents per diluted share, for the second quarter of 2014, up from first quarter of 2014 net income of $9.3 million, or 55 cents per diluted share.

“The momentum continued into the second quarter, as Washington Trust once again posted solid earnings, profitability and growth,” stated Joseph J. MarcAurele, Washington Trust Chairman and CEO.  We had good growth across our business lines and surpassed $5 billion in wealth management assets under administration for the first time in our 214-year history.”

Selected highlights for the second quarter of 2014 included:

•	The returns on average equity and average assets were 11.52% and 1.22%, respectively. Comparable amounts for the first quarter of 2014 were 11.10% and 1.17%, respectively.

•	Loan growth was solid in the quarter, totaling $102.5 million, or 4%.

•	Residential mortgage origination volume was strong, and net gains on loan sales and commissions on loans originated for others increased by $468 thousand, or 38%, on a linked quarter basis.

•	Wealth management assets under administration rose by $204.2 million, or 4%, from the end of March.

Net Interest Income
Net interest income totaled $24.5 million for the second quarter of 2014, up from $23.8 million for the first quarter of 2014. The net interest margin was 3.35% for the second quarter of 2014, compared to 3.34% for the first quarter of 2014. Significant linked quarter changes included:

•
Average interest-earning assets increased by $36.3 million, while the yield on interest-earning assets declined by 5 basis points from the previous quarter. Average loan balances increased by $63.1 million, partially offset by declines in average investment security balances due to matured and called securities, as well as principal payments received on mortgage-backed securities.

•
Average interest-bearing liabilities increased by $45.7 million, while the cost of funds declined by 8 basis points from the previous quarter. Average interest-bearing deposits increased by $95.6 million, offset, in part, by a $50 million decline in average Federal Home Loan Bank of Boston (FHLBB) advances largely due to a prepayment of higher rate advances in March 2014.

Washington Trust
Page 2, April 21, 2014

Noninterest Income
Noninterest income totaled $12.8 million for the second quarter of 2014, compared to $19.4 million for the first quarter of 2014. Included in noninterest income were the following:

•
A net gain of $6.3 million (after-tax $4.0 million, or 24 cents per diluted share) was recognized in the first quarter of 2014 on the sale of the Corporation's merchant processing services business line.

•
Prior to the consummation of this business line sale on March 1, 2014, merchant processing fee revenue of $1.3 million was recognized in the first quarter of 2014. See below regarding corresponding merchant processing expenses.

Excluding these items recognized in the first quarter of 2014, noninterest income increased by $1.0 million, or 8%, compared to the first quarter of 2014. Significant linked quarter changes, on this basis, included the following:

•
Wealth management revenues increased by $465 thousand, or 6%, with increases of $317 thousand in transaction-based revenues and $148 thousand in asset-based revenues. The increase in transaction-based revenues was primarily attributable to a $285 thousand increase in seasonal tax preparation fees, which are typically concentrated in the second quarter.

•
Net gains on loan sales and commissions on loans originated for others increased by $468 thousand, or 38%, reflecting higher levels of mortgage loan origination and sales activity due to a seasonal increase in home purchases, as well as lower market interest rates. Residential mortgage loans sold to the secondary market were $77.0 million in the second quarter, up from $57.0 million in the previous quarter.

•	Net gains on interest rate swap contracts decreased by $297 thousand, or 114%, due to a lower level of customer-related interest rate swap transactions in the second quarter of 2014.

•	Other income increased by $264 thousand, or 64%, and included $160 thousand of non-core income received in the second quarter of 2014.

Noninterest Expenses
Noninterest expenses totaled $22.4 million for the second quarter of 2014, compared to $29.3 million for the first quarter of 2014. Included in noninterest expenses were the following:

•
Debt prepayment penalty expense of $6.3 million (after-tax $4.0 million, or 24 cents per diluted share) was recognized in the first quarter of 2014 on the prepayment of $99.3 million of FHLBB advances in March 2014.

•
Divestiture costs of $355 thousand (after-tax $227 thousand, or 1 cent per diluted share) were expensed in the first quarter of 2014, in connection with the sale of the merchant processing services business line. These costs included $291 thousand in salaries and employee benefit expenses and $64 thousand of legal expenses.

•
Merchant processing expenses of $1.1 million were recognized in the first quarter of 2014, prior to the sale of that business line on March 1, 2014. See above regarding corresponding merchant processing fee revenue.

Excluding these items recognized in the first quarter of 2014, noninterest expenses for the second quarter of 2014 increased by $855 thousand, or 4%, compared to the first quarter of 2014. Significant linked quarter changes, on this basis, included the following:

•	Salaries and employee benefit costs increased by $504 thousand, or 4%, including increased transaction-based compensation due to higher mortgage origination volume.

Washington Trust
Page 3, April 21, 2014

•	Advertising and promotion costs increased by $308 thousand, or 133%, reflecting seasonal promotion efforts.

Income tax expense amounted to $4.6 million for the second quarter of 2014, compared to $4.3 million for the first quarter of 2014. The effective tax rate for the second quarter of 2014 was 31.9%, compared to 31.7% for the first quarter of 2014. Based on current federal and applicable state income tax statutes, the Corporation currently expects the effective tax rate to be approximately 31.8% for the remainder of 2014.

Asset Quality
Total nonaccrual loans amounted to $12.5 million, or 0.49% of total loans, at June 30, 2014, down from $13.6 million, or 0.55%, at March 31, 2014. Total past due loans amounted to $21.1 million, or 0.82% of total loans, at June 30, 2014, compared to $18.0 million, or 0.73%, at March 31, 2014.

The loan loss provision charged to earnings in the second quarter of 2014 totaled $450 thousand, up from $300 thousand in the first quarter of 2014. Net charge-offs amounted to $224 thousand in the second quarter of 2014. Net charge-offs totaled $1.1 million in the first quarter of 2014 and was largely comprised of a $853 thousand charge-off on one commercial mortgage relationship. The allowance for loan losses was $27.3 million, or 1.06% of total loans, at June 30, 2014, compared to $27.0 million, or 1.09% of total loans, at March 31, 2014.

Loans
Total loans amounted to $2.58 billion at June 30, 2014, up by $102.5 million, or 4%, from the balance at March 31, 2014. This increase was comprised of the following:

•	The residential real estate loan portfolio grew by $66.2 million, or 8%.

•
Total commercial loans increased by $28.9 million, or 2%. The commercial and industrial loan portfolio grew by $31.1 million, while the commercial real estate portfolio declined by a modest $2.2 million.

•	Consumer loans increased by $7.4 million, or 2%, concentrated in home equity lines and loans.

Investment Securities
The securities portfolio amounted to $355.4 million, or 11% of total assets, at June 30, 2014, compared to $389.9 million, or 12%, at March 31, 2014. The decrease of $34.5 million was largely due to the maturity of a $29.5 million U.S. Government Agency security, $5.3 million of called securities of state and political subdivisions and principal payments received on mortgage-backed securities.

Deposits and Borrowings
Deposits totaled $2.59 billion at June 30, 2014, down by $5.6 million, or 0.2%, from the balance at March 31, 2014. This decrease was comprised of the following:

•	Demand deposit and NOW account balances declined by $31.4 million, or 4%.

•	Money market and savings account balances increased by $66.4 million, or 7%.

•	Time deposits declined by $40.6 million, or 5%.

Washington Trust
Page 4, April 21, 2014

FHLBB advances increased by $118.6 million from March 31, 2014, primarily to fund loan growth.

Capital Management
Capital levels continued to exceed the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.24% at June 30, 2014, compared to 13.56% at March 31, 2014. Total shareholder's equity was $343.5 million at June 30, 2014, up by $7.6 million from March 31, 2014.

Dividends Declared
The Board of Directors declared a quarterly dividend of 29 cents per share for the quarter ended June 30, 2014. The dividend was paid on July 11, 2014 to shareholders of record on July 1, 2014.

Conference Call
Washington Trust will host a conference call to discuss second quarter results, business highlights and outlook on Tuesday, July 22, 2014 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-259-5243. An audio replay of the call will be available by dialing 1-877-344-7529 and entering Conference Number 10048168; the audio replay will be available until 9:00 a.m. on August 6, 2014. A webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, shortly after the conclusion of the call and will be available through September 30, 2014.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ OMX® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: continued weakness in national, regional or local economies; reductions in net interest income resulting from a sustained low interest rate environment as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of Corporation's competition; changes in legislation or regulation and accounting principles, policies and guidelines; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K, as filed with the SEC and as updated by our Quarterly Reports on Form 10-Q and other SEC filings, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Washington Trust
Page 5, April 21, 2014

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Jun 30, 2014	Dec 31, 2013
Assets:
Cash and due from banks	$145,408	$81,939
Short-term investments	3,781	3,378
Mortgage loans held for sale, at fair value	22,407	11,636
Securities:
Available for sale, at fair value	327,578	392,903
Held to maturity, at amortized cost (fair value $28,618 in 2014 and $29,865 in 2013)	27,814	29,905
Total securities	355,392	422,808
Federal Home Loan Bank stock, at cost	37,730	37,730
Loans:
Commercial	1,366,170	1,363,335
Residential real estate	876,639	772,674
Consumer	338,315	326,875
Total loans	2,581,124	2,462,884
Less allowance for loan losses	27,269	27,886
Net loans	2,553,855	2,434,998
Premises and equipment, net	26,518	25,402
Investment in bank-owned life insurance	57,559	56,673
Goodwill	58,114	58,114
Identifiable intangible assets, net	5,165	5,493
Other assets	51,093	50,696
Total assets	$3,317,022	$3,188,867
Liabilities:
Deposits:
Demand deposits	$411,586	$440,785
NOW accounts	314,060	309,771
Money market accounts	772,084	666,646
Savings accounts	292,112	297,357
Time deposits	796,255	790,762
Total deposits	2,586,097	2,505,321
Federal Home Loan Bank advances	322,056	288,082
Junior subordinated debentures	22,681	22,681
Other liabilities	42,738	43,137
Total liabilities	2,973,572	2,859,221
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,705,427 shares in 2014 and 16,613,561 shares in 2013	1,044	1,038
Paid-in capital	99,288	97,566
Retained earnings	241,918	232,595
Accumulated other comprehensive loss	1,200	(1,553)
Total shareholders’ equity	343,450	329,646
Total liabilities and shareholders’ equity	$3,317,022	$3,188,867

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)	Three Months		Six Months
	Periods ended June 30,	2014	2013	2014	2013
	Interest income:
Interest and fees on loans		$26,169	$25,513	$51,758	$50,736
Interest on securities:	Taxable	2,699	2,576	5,641	5,421
	Nontaxable	557	647	1,139	1,306
	Dividends on Federal Home Loan Bank stock	138	39	280	77
	Other interest income	28	24	63	52
	Total interest and dividend income	29,591	28,799	58,881	57,592
	Interest expense:
	Deposits	3,120	3,096	6,089	6,290
	Federal Home Loan Bank advances	1,758	2,679	3,999	5,416
	Junior subordinated debentures	241	612	482	1,002
	Other interest expense	4	3	7	8
	Total interest expense	5,123	6,390	10,577	12,716
	Net interest income	24,468	22,409	48,304	44,876
	Provision for loan losses	450	700	750	1,300
	Net interest income after provision for loan losses	24,018	21,709	47,554	43,576
	Noninterest income:
	Wealth management revenues	8,530	7,912	16,595	15,386
	Merchant processing fees	—	2,613	1,291	4,590
	Net gains on loan sales and commissions on loans originated for others	1,707	3,485	2,946	7,651
	Service charges on deposit accounts	824	790	1,578	1,581
	Card interchange fees	779	683	1,460	1,282
	Income from bank-owned life insurance	441	461	886	928
	Net gains on interest rate swap contracts	(37)	152	223	171
	Equity in earnings (losses) of unconsolidated subsidiaries	(107)	(57)	(150)	(18)
	Gain on sale of business line	—	—	6,265	—
	Other income	677	355	1,090	761
	Noninterest income, excluding other-than-temporary impairment losses	12,814	16,394	32,184	32,332
	Total other-than-temporary impairment losses on securities	—	—	—	(613)
	Portion of loss recognized in other comprehensive income (before tax)	—	—	—	(2,159)
	Net impairment losses recognized in earnings	—	—	—	(2,772)
	Total noninterest income	12,814	16,394	32,184	29,560
	Noninterest expense:
	Salaries and employee benefits	14,771	15,542	29,329	30,984
	Net occupancy	1,475	1,364	3,115	2,878
	Equipment	1,235	1,192	2,471	2,436
	Merchant processing costs	—	2,211	1,050	3,884
	Outsourced services	1,015	871	2,059	1,712
	Legal, audit and professional fees	598	554	1,216	1,162
	FDIC deposit insurance costs	413	451	853	882
	Advertising and promotion	540	476	772	831
	Amortization of intangibles	164	173	328	346
	Foreclosed property costs	43	137	21	184
	Debt prepayment penalties	—	—	6,294	—
	Other expenses	2,194	2,034	4,232	3,890
	Total noninterest expense	22,448	25,005	51,740	49,189
	Income before income taxes	14,384	13,098	27,998	23,947
	Income tax expense	4,587	4,115	8,903	7,543
	Net income	$9,797	$8,983	$19,095	$16,404

	Weighted average common shares outstanding - basic	16,678	16,454	16,653	16,428
	Weighted average common shares outstanding - diluted	16,831	16,581	16,817	16,558
Per share information:	Basic earnings per common share	$0.59	$0.54	$1.14	$0.99
	Diluted earnings per common share	$0.58	$0.54	$1.13	$0.99
	Cash dividends declared per share	$0.29	$0.25	$0.58	$0.50

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Financial Data:
Total assets	$3,317,022	$3,194,146	$3,188,867	$3,131,958	$3,061,307
Total loans	2,581,124	2,478,603	2,462,884	2,353,766	2,384,980
Total securities	355,392	389,889	422,808	419,349	350,517
Total deposits	2,586,097	2,591,654	2,505,321	2,454,831	2,304,609
Total shareholders' equity	343,450	335,858	329,646	323,585	303,370
Net interest income	24,468	23,836	23,521	23,388	22,409
Provision for loan losses	450	300	400	700	700
Noninterest income, excluding OTTI losses	12,814	19,370	15,837	17,400	16,394
Net OTTI losses recognized in earnings	—	—	(717)	—	—
Noninterest expense	22,448	29,292	24,048	25,548	25,005
Income tax expense	4,587	4,316	4,404	4,580	4,115
Net income	9,797	9,298	9,789	9,960	8,983

Share Data:
Basic earnings per common share	$0.59	$0.56	$0.59	$0.60	$0.54
Diluted earnings per common share	$0.58	$0.55	$0.58	$0.59	$0.54
Dividends declared per share	$0.29	$0.29	$0.27	$0.26	$0.25
Book value per share	$20.56	$20.19	$19.84	$19.51	$18.40
Tangible book value per share - Non-GAAP (1)	$16.77	$16.38	$16.01	$15.66	$14.52
Market value per share	$36.77	$37.47	$37.22	$31.43	$28.52
Shares outstanding at end of period	16,705	16,635	16,614	16,589	16,487
Weighted average common shares outstanding - basic	16,678	16,626	16,602	16,563	16,454
Weighted average common shares outstanding - diluted	16,831	16,800	16,770	16,696	16,581

Key Ratios:
Return on average assets	1.22%	1.17%	1.24%	1.29%	1.18%
Return on average tangible assets - Non-GAAP (1)	1.24%	1.20%	1.26%	1.31%	1.21%
Return on average equity	11.52%	11.10%	11.98%	12.82%	11.84%
Return on average tangible equity - Non-GAAP (1)	14.15%	13.70%	14.80%	16.13%	15.01%
Tier 1 risk-based capital	12.13% (i)	12.42%	12.12%	12.23%	11.85%
Total risk-based capital	13.24% (i)	13.56%	13.29%	13.44%	13.06%
Tier 1 leverage ratio	9.62% (i)	9.56%	9.41%	9.41%	9.32%
Equity to assets	10.35%	10.51%	10.34%	10.33%	9.91%
Tangible equity to tangible assets - Non-GAAP (1)	8.61%	8.70%	8.51%	8.47%	7.99%
(i) - estimated

Wealth Management Revenues:
Trust and investment management fees	$6,828	$6,685	$6,637	$6,291	$6,230
Mutual fund fees	1,086	1,081	1,104	1,075	1,077
Asset-based revenues	7,914	7,766	7,741	7,366	7,307
Transaction-based revenues	616	299	1,069	263	605
Total wealth management revenues	$8,530	$8,065	$8,810	$7,629	$7,912

Wealth Management Assets Under Administration:
Balance at beginning of period	$4,806,381	$4,781,958	$4,595,594	$4,433,574	$4,420,076
Net investment appreciation (depreciation) & income	131,269	44,335	248,727	190,931	(20,956)
Net client cash flows	72,938	(19,912)	(62,363)	(28,911)	34,454
Balance at end of period	$5,010,588	$4,806,381	$4,781,958	$4,595,594	$4,433,574

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Six Months Ended
(Dollars and shares in thousands, except per share amounts)	Jun 30, 2014	Jun 30, 2013
Key Ratios:
Return on average assets	1.13%	1.08%
Return on average tangible assets - Non-GAAP (1)	1.22%	1.11%
Return on average equity	11.31%	10.88%
Return on average tangible equity - Non-GAAP (1)	13.93%	13.82%

Allowance for Loan Losses:
Balance at beginning of period	$27,886	$30,873
Provision charged to earnings	750	1,300
Charge-offs	(1,490)	(4,549)
Recoveries	123	260
Balance at end of period	$27,269	$27,884

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$965	$3,922
Other commercial	265	134
Residential real estate mortgages	37	45
Consumer	100	188
Total	$1,367	$4,289

Net charge-offs to average loans (annualized)	0.11%	0.37%

Wealth Management Revenues:
Trust and investment management fees	$13,513	$12,296
Mutual fund fees	2,167	2,099
Asset-based revenues	15,680	14,395
Transaction-based revenues	915	991
Total wealth management revenues	$16,595	$15,386

Wealth Management Assets Under Administration:
Balance at beginning of period	$4,781,958	$4,199,640
Net investment appreciation & income	175,604	193,023
Net client cash flows	53,026	40,911
Balance at end of period	$5,010,588	$4,433,574

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial loans	4.35%	4.43%	4.52%	4.67%	4.58%
Residential real estate loans, including mortgage loans held for sale	4.12%	4.15%	4.09%	4.06%	4.14%
Consumer loans	3.81%	3.83%	3.77%	3.78%	3.81%
Total loans	4.20%	4.26%	4.28%	4.35%	4.34%
Cash, federal funds sold and other short-term investments	0.19%	0.23%	0.22%	0.21%	0.22%
FHLBB stock	1.47%	1.53%	0.37%	0.38%	0.42%
Taxable debt securities	3.36%	3.47%	3.40%	3.44%	3.52%
Nontaxable debt securities	5.92%	5.98%	5.88%	5.87%	5.94%
Total securities	3.74%	3.84%	3.78%	3.88%	3.97%
Total interest-earning assets	4.03%	4.08%	4.02%	4.12%	4.17%
Liabilities:
Interest-bearing demand deposits	—%	—%	—%	—%	—%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.38%	0.36%	0.34%	0.31%	0.29%
Savings accounts	0.06%	0.06%	0.06%	0.06%	0.07%
Time deposits	1.14%	1.15%	1.19%	1.23%	1.25%
FHLBB advances	3.20%	3.37%	3.49%	3.25%	3.29%
Junior subordinated debentures	4.26%	4.31%	4.22%	4.22%	7.82%
Other	9.90%	7.03%	2.52%	4.50%	5.87%
Total interest-bearing liabilities	0.85%	0.93%	0.98%	1.01%	1.11%

Interest rate spread (taxable equivalent basis)	3.18%	3.15%	3.04%	3.11%	3.06%
Net interest margin (taxable equivalent basis)	3.35%	3.34%	3.24%	3.29%	3.26%

	At June 30, 2014
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$9,999	$13	$—	$10,012
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	217,767	10,531	(13)	228,285
Obligations of states and political subdivisions	54,161	2,230	—	56,391
Individual name issuer trust preferred debt securities	30,734	—	(4,099)	26,635
Corporate bonds	6,123	133	(1)	6,255
Total securities available for sale	318,784	12,907	(4,113)	327,578
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	27,814	804	—	28,618
Total securities held to maturity	27,814	804	—	28,618
Total securities	$346,598	$13,711	($4,113)	$356,196

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Loans:
Commercial:	Mortgages	$772,772	$788,836	$796,249	$727,375	$758,437
	Construction & development	38,574	24,696	36,289	51,951	39,449
	Other	554,824	523,751	530,797	518,566	512,228
	Total commercial	1,366,170	1,337,283	1,363,335	1,297,892	1,310,114
Residential real estate:	Mortgages	846,187	784,623	749,163	711,427	728,158
	Homeowner construction	30,452	25,770	23,511	20,265	20,713
	Total residential real estate	876,639	810,393	772,674	731,692	748,871
Consumer:	Home equity lines	237,390	233,728	231,362	227,063	228,367
	Home equity loans	45,632	41,991	40,212	41,158	41,312
	Other	55,293	55,208	55,301	55,961	56,316
	Total consumer	338,315	330,927	326,875	324,182	325,995
	Total loans	$2,581,124	$2,478,603	$2,462,884	$2,353,766	$2,384,980

	At June 30, 2014
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$773,099	95.2%
New York, New Jersey	29,620	3.7%
New Hampshire	8,627	1.1%
Total commercial real estate loans (1)	$811,346	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At June 30, 2014
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$854,596	97.3%
New Hampshire	10,605	1.2%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	5,872	0.7%
Ohio	2,237	0.3%
Washington, Oregon	1,344	0.2%
Georgia	1,072	0.1%
New Mexico	464	0.1%
Other	449	0.1%
Total residential mortgages	$876,639	100.0%

	Period End Balances At
(Dollars in thousands)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Deposits:
Demand deposits	$411,586	$445,570	$440,785	$420,075	$358,797
NOW accounts	314,060	311,461	309,771	301,250	301,096
Money market accounts	772,084	704,434	666,646	623,631	540,012
Savings accounts	292,112	293,322	297,357	292,765	293,405
Time deposits	796,255	836,867	790,762	817,110	811,299
Total deposits	$2,586,097	$2,591,654	$2,505,321	$2,454,831	$2,304,609

Out-of-market brokered certificates of deposits included in time deposits	$171,216	$171,275	$98,009	$106,231	$96,177
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,414,881	$2,420,379	$2,407,312	$2,348,600	$2,208,432

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$2,290	$2,293	$7,492	$8,956	$9,976
Commercial construction and development	—	—	—	—	—
Other commercial	1,615	1,198	1,291	1,248	1,400
Residential real estate mortgages	7,417	8,975	8,315	8,095	7,526
Consumer	1,213	1,108	1,204	1,204	1,124
Total nonaccrual loans	12,535	13,574	18,302	19,503	20,026
Nonaccrual investment securities	—	—	547	425	397
Property acquired through foreclosure or repossession	1,309	750	932	594	1,230
Total nonperforming assets	$13,844	$14,324	$19,781	$20,522	$21,653

Total past due loans to total loans	0.82%	0.73%	0.89%	1.02%	1.09%
Nonperforming assets to total assets	0.42%	0.45%	0.62%	0.66%	0.71%
Nonaccrual loans to total loans	0.49%	0.55%	0.74%	0.83%	0.84%
Allowance for loan losses to nonaccrual loans	217.54%	199.23%	152.37%	143.61%	139.24%
Allowance for loan losses to total loans	1.06%	1.09%	1.13%	1.19%	1.17%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$22,603	$22,796	$22,800	$23,892	$19,018
Other commercial	969	989	1,265	1,576	2,602
Residential real estate mortgages	1,459	1,467	1,442	870	876
Consumer	167	233	236	239	242
Accruing troubled debt restructured loans	25,198	25,485	25,743	26,577	22,738
Nonaccrual troubled debt restructured loans:
Commercial mortgages	—	—	—	—	—
Other commercial	872	369	542	547	590
Residential real estate mortgages	448	447	—	—	144
Consumer	—	29	38	40	42
Nonaccrual troubled debt restructured loans	1,320	845	580	587	776
Total troubled debt restructured loans	$26,518	$26,330	$26,323	$27,164	$23,514

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$311	$—	$—	$—	$—
Other commercial loans	1,785	3,351	276	2,648	505
Residential real estate mortgages	5,249	2,232	4,040	2,624	4,051
Consumer loans	1,889	1,365	1,322	1,013	1,588
Loans 30-59 days past due	$9,234	$6,948	$5,638	$6,285	$6,144

Loans 60-89 Days Past Due:
Commercial mortgages	$1,583	$15	$—	$730	$536
Other commercial loans	773	127	302	8	34
Residential real estate mortgages	855	1,265	1,285	1,960	1,697
Consumer loans	1,102	658	166	328	689
Loans 60-89 days past due	$4,313	$2,065	$1,753	$3,026	$2,956

Loans 90 Days or more Past Due:
Commercial mortgages	$2,250	$2,238	$7,492	$8,226	$8,895
Other commercial loans	417	428	731	929	3,428
Residential real estate mortgages	4,335	5,634	5,633	4,843	4,266
Consumer loans	512	701	656	693	415
Loans 90 days or more past due	$7,514	$9,001	$14,512	$14,691	$17,004

Total Past Due Loans:
Commercial mortgages	$4,144	$2,253	$7,492	$8,956	$9,431
Other commercial loans	2,975	3,906	1,309	3,585	3,967
Residential real estate mortgages	10,439	9,131	10,958	9,427	10,014
Consumer loans	3,503	2,724	2,144	2,034	2,692
Total past due loans	$21,061	$18,014	$21,903	$24,002	$26,104

Accruing loans 90 days or more past due	$—	$—	$—	$—	$2,431
Nonaccrual loans included in past due loans	$10,432	$11,487	$15,591	$17,275	$17,208

	For the Quarters Ended
(Dollars in thousands)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Allowance for Loan Losses:
Balance at beginning of period	$27,043	$27,886	$28,008	$27,884	$31,139
Provision charged to earnings	450	300	400	700	700
Charge-offs	(267)	(1,223)	(703)	(770)	(4,175)
Recoveries	43	80	181	194	220
Balance at end of period	$27,269	$27,043	$27,886	$28,008	$27,884

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$26	$939	$309	$602	$3,814
Other commercial	95	170	73	(2)	63
Residential real estate mortgages	30	7	80	—	36
Consumer	73	27	60	(24)	42
Total	$224	$1,143	$522	$576	$3,955

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,339,310	$14,509	4.35%	$1,336,798	$14,601	4.43%	$1,291,244	$14,747	4.58%
Residential real estate loans, including loans held for sale	856,955	8,811	4.12%	802,412	8,208	4.15%	762,363	7,877	4.14%
Consumer loans	333,881	3,171	3.81%	327,793	3,097	3.83%	325,539	3,090	3.81%
Total loans	2,530,146	26,491	4.20%	2,467,003	25,906	4.26%	2,379,146	25,714	4.34%
Cash, federal funds sold and short-term investments	59,507	28	0.19%	62,246	35	0.23%	44,690	24	0.22%
FHLBB stock	37,730	138	1.47%	37,730	142	1.53%	37,730	39	0.42%
Taxable debt securities	322,418	2,699	3.36%	344,009	2,942	3.47%	293,586	2,576	3.52%
Nontaxable debt securities	57,422	847	5.92%	59,958	884	5.98%	66,468	985	5.94%
Total securities	379,840	3,546	3.74%	403,967	3,826	3.84%	360,054	3,561	3.97%
Total interest-earning assets	3,007,223	30,203	4.03%	2,970,946	29,909	4.08%	2,821,620	29,338	4.17%
Noninterest-earning assets	207,426			203,335			213,336
Total assets	$3,214,649			$3,174,281			$3,034,956
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$9,067	$—	—%	$10,767	$—	—%	$135	$—	—%
NOW accounts	311,948	47	0.06%	304,201	47	0.06%	289,858	45	0.06%
Money market accounts	759,704	713	0.38%	685,142	609	0.36%	535,107	381	0.29%
Savings accounts	291,671	45	0.06%	292,809	45	0.06%	286,547	47	0.07%
Time deposits	813,558	2,315	1.14%	797,458	2,268	1.15%	843,462	2,623	1.25%
FHLBB advances	220,088	1,758	3.20%	269,989	2,241	3.37%	326,839	2,679	3.29%
Junior subordinated debentures	22,681	241	4.26%	22,681	241	4.31%	31,405	612	7.82%
Other	162	4	9.90%	173	3	7.03%	205	3	5.87%
Total interest-bearing liabilities	2,428,879	5,123	0.85%	2,383,220	5,454	0.93%	2,313,558	6,390	1.11%
Demand deposits	409,851			422,975			365,747
Other liabilities	35,684			33,057			52,249
Shareholders' equity	340,235			335,029			303,402
Total liabilities and shareholders' equity	$3,214,649			$3,174,281			$3,034,956
Net interest income (FTE)		$25,080			$24,455			$22,948
Interest rate spread			3.18%			3.15%			3.06%
Net interest margin			3.35%			3.34%			3.26%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013
Commercial loans	$322	$317	$201
Nontaxable debt securities	290	302	338
Total	$612	$619	$539

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Six Months Ended
	June 30, 2014			June 30, 2013
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,338,061	$29,109	4.39%	$1,267,612	$29,168	4.64%
Residential real estate loans, including loans held for sale	829,834	17,019	4.14%	758,964	15,814	4.20%
Consumer loans	330,854	6,268	3.82%	324,111	6,143	3.82%
Total loans	2,498,749	52,396	4.23%	2,350,687	51,125	4.39%
Cash, federal funds sold and short-term investments	60,869	63	0.21%	49,186	52	0.21%
FHLBB stock	37,730	280	1.50%	38,755	77	0.40%
Taxable debt securities	333,154	5,641	3.41%	308,576	5,421	3.54%
Nontaxable debt securities	58,683	1,731	5.95%	67,261	1,989	5.96%
Total securities	391,837	7,372	3.79%	375,837	7,410	3.98%
Total interest-earning assets	2,989,185	60,111	4.06%	2,814,465	58,664	4.20%
Noninterest-earning assets	205,391			211,845
Total assets	$3,194,576			$3,026,310
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$9,912	$—	—%	$68	$—	—%
NOW accounts	308,096	94	0.06%	286,450	90	0.06%
Money market accounts	722,629	1,322	0.37%	515,390	732	0.29%
Savings accounts	292,237	90	0.06%	283,059	93	0.07%
Time deposits	805,553	4,583	1.15%	856,447	5,375	1.27%
FHLBB advances	244,900	3,999	3.29%	336,004	5,416	3.25%
Junior subordinated debentures	22,681	482	4.29%	32,194	1,002	6.28%
Other	168	7	8.40%	673	8	2.40%
Total interest-bearing liabilities	2,406,176	10,577	0.89%	2,310,285	12,716	1.11%
Demand deposits	416,377			363,313
Other liabilities	34,377			51,282
Shareholders' equity	337,646			301,430
Total liabilities and shareholders' equity	$3,194,576			$3,026,310
Net interest income (FTE)		$49,534			$45,948
Interest rate spread			3.17%			3.09%
Net interest margin			3.34%			3.29%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Six Months Ended
	Jun 30, 2014	Jun 30, 2013
Commercial loans	$638	$389
Nontaxable debt securities	592	683
Total	$1,230	$1,072

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$343,450	$335,858	$329,646	$323,585	$303,370
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	5,165	5,329	5,493	5,657	5,827
Total tangible shareholders' equity at end of period	$280,171	$272,415	$266,039	$259,814	$239,429

Shares outstanding at end of period	16,705	16,635	16,614	16,589	16,487

Book value per share - GAAP	$20.56	$20.19	$19.84	$19.51	$18.40
Tangible book value per share - Non-GAAP	$16.77	$16.38	$16.01	$15.66	$14.52

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$280,171	$272,415	$266,039	$259,814	$239,429

Total assets at end of period	$3,317,022	$3,194,146	$3,188,867	$3,131,958	$3,061,307
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	5,165	5,329	5,493	5,657	5,827
Total tangible assets at end of period	$3,253,743	$3,130,703	$3,125,260	$3,068,187	$2,997,366

Equity to assets - GAAP	10.35%	10.51%	10.34%	10.33%	9.91%
Tangible equity to tangible assets - Non-GAAP	8.61%	8.70%	8.51%	8.47%	7.99%

Calculation of Return on Average Tangible Assets:
Net income	$9,797	$9,298	$9,789	$9,960	$8,983

Total average assets	$3,214,649	$3,174,281	$3,163,042	$3,098,228	$3,034,956
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	5,245	5,410	5,573	5,739	5,912
Total average tangible assets	$3,151,290	$3,110,757	$3,099,355	$3,034,375	$2,970,930

Return on average assets - GAAP	1.22%	1.17%	1.24%	1.29%	1.18%
Return on average tangible assets - Non-GAAP	1.24%	1.20%	1.26%	1.31%	1.21%

Calculation of Return on Average Tangible Equity:
Net income	$9,797	$9,298	$9,789	$9,960	$8,983

Total average shareholders' equity	$340,235	$335,029	$326,866	$310,785	$303,402
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	5,245	5,410	5,573	5,739	5,912
Total average tangible shareholders' equity	$276,876	$271,505	$263,179	$246,932	$239,376

Return on average shareholders' equity - GAAP	11.52%	11.10%	11.98%	12.82%	11.84%
Return on average tangible shareholders' equity - Non-GAAP	14.15%	13.70%	14.80%	16.13%	15.01%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Six Months Ended
(Dollars in thousands)	Jun 30, 2014	Jun 30, 2013
Calculation of return on average tangible assets:
Net income	$19,095	$16,404

Total average assets	$3,194,576	$3,026,310
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	5,327	5,998
Total average tangible assets	$3,131,135	$2,962,198

Return on average assets - GAAP	1.20%	1.08%
Return on average tangible assets - Non-GAAP	1.22%	1.11%

Calculation of return on average tangible equity:
Net income	$19,095	$16,404

Total average shareholders' equity	$337,646	$301,430
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	5,327	5,998
Total average tangible shareholders' equity	$274,205	$237,318

Return on average shareholders' equity - GAAP	11.31%	10.88%
Return on average tangible shareholders' equity - Non-GAAP	13.93%	13.82%